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                                                                   Exhibit 23.1

        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of Accelerated Networks, Inc. of our reports dated February 14, 2002 relating to the consolidated financial statements and financial statement schedule of Accelerated Networks, Inc. which appear in such Amendment No. 3 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 3 to the Registration Statement.

                                          /s/  PRICEWATERHOUSECOOPERS LLP

Century City, California
April 25, 2002